HACKENSACK, NJ, December 11, 2015 – First Real Estate Investment Trust of New Jersey (“FREIT”) reported its operating results for the year and quarter ended October 31, 2015. The results of operations as presented in this earnings release are unaudited, and are not necessarily indicative of future operating results.

FINANCIAL HIGHLIGHTS & OPERATING STATISTICS ($ in thousands, except per share amounts)	Year Ended October 31,		Quarter Ended October 31,
	2015	2014	2015	2014
* Net Income Per Share-Basic & Diluted	$0.39	$1.69	$0.02	$0.10
* Dividends Per Share	$1.20	$1.20	$0.30	$0.30
* AFFO Per Share-Basic & Diluted	$1.53	$1.40	$0.42	$0.35
* AFFO Payout	78.4%	85.7%	71.4%	85.7%
* NOI	$23,941	$23,423	$5,995	$5,734
* Average Residential Occupancy	94.8%	95.4%	95.4%	96.4%
* Average Commercial Occupancy (a)	84.3%	82.3%	85.9%	81.4%
(a) Includes occupancy for the Rotunda shopping center, which is undergoing a major redevelopment project. Also includes occupancy of Damascus shopping center, which completed a major redevelopment project and is 84.9% leased and 80.2% occupied as of October 31, 2015.

RESULTS OF OPERATIONS

Year-To-Date (“YTD”) Results (Per share represents basic and diluted share amounts)

•	Funds From Operations (“FFO”) was $9.5 million, or $1.41 per share, as compared to $9.2 million, or $1.33 per share, for the prior year’s comparable period.
•	Adjusted Funds From Operations (“AFFO”) modifies FFO for unique revenue and expense items, which the Company believes are germane to the measurement of the Company’s ongoing operating performance, such as: capital improvements, deferred rents, and acquisition expenses. AFFO was $10.4 million, or $1.53 per share, as compared to $9.7 million, or $1.40 per share, for the prior year’s comparable period.
•	Net income attributable to common equity (“net income”) was $2.6 million, or $0.39 per share, compared to $11.7 million, or $1.69 per share, for the prior year’s comparable period. Current YTD net income includes a $1.1M provision for loss related to the straight line rent receivable for Pathmark Stores, Inc. (“Pathmark”) located in Patchogue, NY resulting from the bankruptcy filing of the Great Atlantic and Pacific Tea Company and its affiliates, of which Pathmark is a subsidiary. Prior YTD net income includes an $8.7 million gain relating to the sale of FREIT’s South Brunswick, NJ property in December 2013.

Fourth Quarter Results (Per share represents basic and diluted share amounts)

•	FFO was $1.9 million, or $0.28 per share, as compared to $2.4 million, or $0.34 per share, for the prior year’s comparable period.
•	AFFO was $2.8 million, or $0.42 per share, as compared to $2.4 million, or $0.35 per share for the prior year’s comparable period.
•	Net income attributable to common equity was $0.1 million, or $0.02 per share, as compared to $0.6 million or $0.10 per share for the prior year’s comparable period. Current fourth quarter net income includes a $1.1M provision for loss related to the straight line rent receivable for Pathmark Stores, Inc. (“Pathmark”) located in Patchogue, NY resulting from the bankruptcy filing of the Great Atlantic and Pacific Tea Company and its affiliates, of which Pathmark is a subsidiary.

Table of Revenue & Net Income Components

	Year Ended October 31,			Quarter Ended October 31,
	2015	2014	Change	2015	2014	Change
	(in thousands, except per share)			(in thousands, except per share)
Revenues:
Commercial properties	$22,817	$22,310	$507	$5,598	$5,619	$(21)
Residential properties	21,966	20,419	1,547	5,510	5,473	37
Total real estate revenues	44,783	42,729	2,054	11,108	11,092	16

Operating Expenses:
Real estate operations	21,062	19,420	1,642	5,113	5,333	(220)
Straight line rent adjustment - bankrupt tenant (a)	1,046	—	1,046	1,046	—	1,046
General and administrative	2,029	1,396	633	376	174	202
Depreciation	6,883	6,346	537	1,898	1,692	206

Investment income	(150)	(184)	34	(37)	(51)	14

Financing costs	11,001	11,309	(308)	2,631	2,875	(244)

Net (income) loss attributable to noncontrolling interests in subsidiaries	(281)	(507)	226	2	(54)	56
Adjusted income from operations	2,631	3,935	(1,304)	83	1,015	(932)

Acquisition costs - Regency	—	(648)	648	—	—	—
G-Mart lease termination expenses	—	(371)	371	—	(371)	371
Income from discontinued operations	—	7	(7)	—	—	—
Gain on sale of discontinued operations	—	8,734	(8,734)	—	—	—
Net income attributable to common equity	$2,631	$11,657	$(9,026)	$83	$644	$(561)

Earnings per share - basic and diluted:
Income from continuing operations	$0.39	$0.42	$(0.03)	$0.02	$0.10	$(0.08)
Discontinued operations	—	1.27	(1.27)	—	—	—
Net income attributable to common equity	$0.39	$1.69	$(1.30)	$0.02	$0.10	$(0.08)

Weighted average shares outstanding:
Basic and diluted	6,778	6,908		6,756	6,858

(a)	Expense for provision for loss related to straight line rent receivable for Pathmark at Patchogue, NY shopping center as a result of the bankruptcy filing of the Great Atlantic & Pacific Tea Company, Inc. ("A&P"). Pathmark is a subsidiary of A&P.

Dividends

The 4th quarter dividend of $0.30 per share will be paid on December 15, 2015 to shareholders of record on December 1, 2015. This resulted in an annual dividend of $1.20 per share for fiscal 2015.

Adjusted Funds From Operations

FFO is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although many consider FFO as the standard measurement of a REIT’s performance, FREIT modified the NAREIT computation of FFO to include other adjustments to GAAP net income that are not considered by management to be the primary drivers of their decision making process. These adjustments to GAAP net income are amortization of acquired leases, below market lease amortization, straight-line rents, acquisition expenses, FFO from discontinued operations and recurring capital improvements on our residential apartments.

The modified FFO computation is referred to as AFFO. FREIT believes that AFFO is useful to investors as a supplemental gauge of our operating performance. We compute FFO and AFFO as follows:

	Year Ended October 31,		Quarter Ended October 31,
	2015	2014	2015	2014
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
Funds From Operations ("FFO") (a)

Net income	$2,912	$12,164	$81	$698
Depreciation of consolidated properties	6,883	6,346	1,898	1,692
Amortization of deferred leasing costs	260	391	27	170
Gain on sale of discontinued operation	—	(8,734)	—	—
Distributions to minority interests	(516)	(975)	(90)	(210)
FFO	$9,539	$9,192	$1,916	$2,350

Per Share - Basic and Diluted	$1.41	$1.33	$0.28	$0.34

(a) As prescribed by NAREIT.

Adjusted Funds From Operations ("AFFO")

FFO	$9,539	$9,192	$1,916	$2,350
Amortization of acquired leases	1	21	—	5
Deferred rents (Straight lining)	219	391	—	268
Straight line rent adjustment - bankrupt tenant	1,046	—	1,046	—
Acquisition expenses - Regency apartments	—	648	—	—
Less: FFO from discontinued operations	—	(7)	—	—
Capital Improvements - Apartments	(424)	(549)	(149)	(198)
AFFO	$10,381	$9,696	$2,813	$2,425

Per Share - Basic and Diluted	$1.53	$1.40	$0.42	$0.35

Weighted Average Shares Outstanding:
Basic and Diluted	6,778	6,908	6,756	6,858

FFO and AFFO do not represent cash generated from operating activities in accordance with accounting principles generally accepted in the United States of America, and therefore should not be considered a substitute for net income as a measure of results of operations or for cash flow from operations as a measure of liquidity. Additionally, the application and calculation of FFO and AFFO by certain other REITs may vary materially from that of FREIT’s, and therefore FREIT’s FFO and AFFO may not be directly comparable to that of other REITs.

The statements in this report that relate to future earnings or performance are forward-looking. Actual results might differ materially and be adversely affected by such factors as longer than anticipated lease-up periods or the inability of tenants to pay increased rents. Additional information about these factors is contained in the Trust’s filings with the SEC including the Trust’s most recent filed report on Form 10-K and Form 10-Q.

First Real Estate Investment Trust of New Jersey is a publicly traded (over-the-counter – symbol FREVS.) REIT organized in 1961. It has approximately $352 million (historical cost basis) of assets. Its portfolio of residential and commercial properties extends from Eastern L.I. to Maryland, with the largest concentration in Northern New Jersey.

For additional information contact Shareholder Relations at (201) 488-6400

Visit us on the web: www.freitnj.com

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